©2024 Lincoln National Corporation February 8, 2024 4Q23 Investor Outlook

2©2024 Lincoln National Corporation Forward-looking statement – cautionary language Certain statements made in this presentation and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln's businesses, prospective services or products and future performance or financial results, including the statements relating to our 2026 and longer-term outlook, 2024 operating income outlook and seasonality considerations and the expected impacts of the Fortitude Re reinsurance transaction. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including: • Weak general economic and business conditions that may affect demand for our products, account balances, investment results, guaranteed benefit liabilities, premium levels and claims experience; • Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures; • The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations; • Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees; • The impact of U.S. federal tax reform legislation on our business, earnings and capital; • The impact of regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations that could adversely affect our distribution model and sales of our products and result in additional disclosure and other requirements related to the sale and delivery of our products; • The impact of new and emerging rules, laws and regulations relating to privacy, cybersecurity and artificial intelligence that may lead to increased compliance costs, reputation risk and/or changes in business practices; • Increasing scrutiny and evolving expectations and regulations regarding ESG matters that may adversely affect our reputation and our investment portfolio; • Actions taken by reinsurers to raise rates on in-force business; • Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses and demand for our products; • Rapidly increasing or sustained high interest rates that may negatively affect our profitability, value of our investment portfolio and capital position and may cause policyholders to surrender annuity and life insurance policies, thereby causing realized investment losses; • The impact of the implementation of the provisions of the European Market Infrastructure Regulation relating to the regulation of derivatives transactions; • The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

3©2024 Lincoln National Corporation • A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; and an increase in liabilities related to guaranteed benefit riders, which are accounted for as market risk benefits, of our subsidiaries’ variable annuity products; • Ineffectiveness of our risk management policies and procedures, including our various hedging strategies; • A deviation in actual experience regarding future policyholder behavior, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products and in establishing related insurance reserves, which may reduce future earnings; • Changes in accounting principles that may affect our consolidated financial statements; • Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition; • Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity; • Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets; • Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems; • The effect of acquisitions and divestitures, including the inability to realize the anticipated benefits of acquisitions and dispositions of businesses and potential operating difficulties and unforeseen liabilities relating thereto, as well as the effect of restructurings, product withdrawals and other unusual items; • The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative; • The adequacy and collectability of reinsurance that we have obtained; • Pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely impact liabilities for policyholder claims, affect our businesses and increase the cost and availability of reinsurance; • Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products; • The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and • The unanticipated loss of key management, financial planners or wholesalers. The risks and uncertainties included here are not exhaustive. Our most recent Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this presentation. The reporting of Risk-Based Capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. Forward-looking statement – cautionary language

4©2024 Lincoln National Corporation Our message Restoring value Strengthening the balance sheet Improving free cash flow Profitably growing

Our foundation

At-scale Retail and Workplace Solutions businesses with leading distribution[1]

Retail Solutions *Annuities and Life*	Lincoln	Workplace Solutions *Group and Retirement*
2.6M customers	Customers	**14M+ employees covered**
~3,000 employees	Employees	**~5,000 employees**
200K+ affiliated producers	Distribution	**~10K brokers and consultants**

Building on our **competitive advantages**

A market leader in Retail Solutions	• **$1T** in-force life coverage • **$153B** annuity account balances[2] • Ranked **#1** in service for Annuities[3]
At-scale Workplace Solutions	• **$5B+** in Group premiums • **$100B+** in Retirement account balances • **~50K** Employers
Leading distribution	• **1,000+** sales professionals • No channel **>40%** of sales • Reaching ~**60K** financial professionals and brokers over the past 12 months

[1]Data on slide is as of December 31, 2023. [2]Account balance is net of reinsurance. [3]Recognized as top service organization by Operations Managers' Roundtable, 2023.

Lincoln Financial Group
©2024 Lincoln National Corporation
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6©2024 Lincoln National Corporation Growth and distribution enablersStrategy Our businesses Executing on our strategy to achieve targeted outcomes Annuities Group Life Retirement • Grow our addressable market by extending reach to new segments and optimizing capabilities to bolster our competitiveness • Leverage leading distribution relationships, multi-manager investment strategy, strong hedging capabilities and diverse book to maximize value • Growth in assets and earnings across a more diverse set of liabilities • Target market segments with an emphasis on increasing growth in small market and supplemental health • Continued pricing discipline with new segment lens combined with investments in technology improving the customer experience • Diversified book of business across product and size segment, delivering sustainable target margins • Continue to grow in core recordkeeping and institutional market segments through our differentiated service model • Leverage distribution relationships and product innovation to expand access to retirement solutions • Growth in assets and revenue combined with continued focus on expense efficiencies to drive earnings growth • Pivot to accumulation products (away from long-term guarantees) and expand into new distribution partners • Optimize product portfolio and go-to-market strategies to drive more capital efficient solutions • More stable and predictable free cash flow and better risk-adjusted returns Targeted outcomes

7©2024 Lincoln National Corporation • RBC ratio • Leverage ratio • Expense ratios • Investment spread • Free cash flow conversion ratio • Return on capital • Life and disability premium and margins • Annuity and retirement account values and return on assets Our opportunity Long-term value creation built upon a strong capital foundation, an optimized operating model, and a strategy for profitable growth Foundational capital Build and maintain capital required to ensure enterprise stability across market cycles and to support investment for profitable growth Optimized operating model Advance a scalable framework for managing the enterprise’s resources and activities that maximizes cost efficiency, expands asset sourcing, and optimizes capital allocation Profitable growth Strategic shift toward businesses and products with more stable cash flows, focusing on maximizing risk-adjusted returns while decreasing sensitivity to equity markets Measures Levers • External and affiliated reinsurance • M&A/divestitures of non-core or sub-scale businesses • Capital structure optimization to reduce debt • General account optimization via strategic partnerships • Streamlined management layers and process optimization • Affiliated reinsurance • Optimized hedge strategy • Grow higher margin products in our core markets • Expand into adjacent markets • Exit products with returns below cost of capital • Explore new business opportunities that leverage competitive advantages

8©2024 Lincoln National Corporation Illustrative timeline for strategic initiatives 2023 2024 2025 Foundational capital Reinsurance (external risk transfer) M&A/divestitures Deleveraging Optimized operating model Expense efficiency/process optimization programs General account optimization Reinsurance (affiliated) Optimization of legacy life liabilities Profitable growth Retail Solutions – strategy realignment Workplace Solutions – strategy realignment Continuing to evaluate Our path Multi-year journey of strategic initiatives to strengthen the balance sheet, improve free cash flow, and grow the franchise

9©2024 Lincoln National Corporation Our future A balanced mix with targeted growth in businesses and products with higher risk-adjusted returns and more stable cash flows 2023 2026 Outlook Longer Term Outlook Operating Income Earnings Mix1 RBC % (Total Capital/Risk-Based Capital) ~400 – 410% 420%+ 420%+ Leverage Ratio2 30% 25 – 28% ~25% Free Cash Flow (FCF) Conversion3 ~35% 45 – 55% 65 – 75% Annuities 69% Group 18% Retirement 11% Life 2% Annuities 55-65% Group 20-30% Retirement 5-15% Life 5-10% 1For illustrative purposes only/excludes Other Operations. Excludes the following 2023 impacts: Annuities: $11M DRD true-up, $(12)M assumption review, and $14M model refinement; Group: $24M assumption review; and Life: $(156)M assumption review, $(25)M unclaimed property, $(15)M surrender benefit program. 2See Non-GAAP Financial Measures Appendix for definition and reconciliation. 3Represents the ratio of free cash flow to adjusted operating income available to common stockholders not including the impacts of certain one-time items. See Non-GAAP Financial Measures Appendix for definitions and reconciliations. Annuities 45-55% Group 25-35% Retirement 5-15% Life 5-10%

Our drivers

Expect each business to see earnings growth; Retail business expected to see the biggest improvement in FCF

	Operating Income Growth Drivers	2023 Op Income[1]	3-Yr Op Income CAGR Outlook	2026 FCF Conversion Outlook	Expected Free Cash Flow Improvement Drivers
Annuities	• General account optimization • Growth from new business • Market growth	$1,060M	2 – 4%	65 – 75%	• Affiliate reinsurance • Continued hedge strategy optimization
Group	• Pricing actions • Expense efficiencies • Growth in supplemental health	$275M	13 – 16%	70 – 80%	• Diversification through capital-efficient product portfolio
Retirement	• Positive net flows • Expense efficiencies • General account optimization	$171M	2 – 4%	65 – 75%	• Relatively stable conversion ratio
Life	• Growth from new business • Spread expansion • Growth in Alts portfolio • Expense efficiencies	$37M	60%+	NM[3]	• Slowing of reserve build in legacy life portfolio • Strategic pivot toward a capital-efficient product portfolio • Affiliate reinsurance • Continued hedge strategy optimization
Other Ops & Hold Co[1]	• Deleveraging • Expense efficiencies • New revenue streams	$(485)M	(5) – (10)%[2]	100%	• Relatively stable conversion ratio

[1]Excludes the following impacts: Annuities: $11M DRD true-up, $(12)M assumption review, and $14M model refinement; Group: $24M assumption review; Life: $(156)M assumption review, $(25)M unclaimed property, $(15)M surrender benefit program, and Other Ops and Hold Co: $(11)M legal accrual and $3M unclaimed property. Other Ops and Hold Co. includes operating income and preferred dividend payments. [2]Negative 2023 - 2026 CAGR represents reduction in losses. [3]Not meaningful is abbreviated as NM.

Lincoln Financial Group
©2024 Lincoln National Corporation
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11©2024 Lincoln National Corporation 118 years Providing financial protection and security to our customers and their families $295B In end-of-period account balances, net of reinsurance 17M Customers across Retail and Workplace Solutions 10K+ Lincoln employees providing advice and solutions to empower our customers Our commitment Fortify Lincoln’s foundation and position our company for the next chapter1 Building on our foundation… • At-scale Retail and Workplace Solutions businesses • Leading distribution • Strengthened balance sheet … to transform our company …. • Optimizing the operating model • Ensuring a durable capital base • Strategic realignment in a number of businesses … and deliver increasing shareholder value • Maximizing risk-adjusted returns • Delivering growth in stable cash flows • Increasing free cash flow conversion 1Data on slide is as of December 31, 2023.

12©2024 Lincoln National Corporation Appendix

2024 outlook and key seasonality considerations

Business	2024 Operating Income Outlook[1]	Q1 Seasonality	Q2 Seasonality	Q3 Seasonality	Q4 Seasonality
Annuities	$1,000 – 1,200M	• One less fee day	• One less fee day	• One additional fee day	• One additional fee day
Group[2]	$300 – 350M	• Average risk results	• Lowest risk results	• Average risk results	• Highest risk results
Retirement[3]	$140 – 180M	• Biannual crediting rate reset		• Biannual crediting rate reset	
Life	$0 – 50M	• Highest mortality results	• Average mortality results	• Lower mortality results	• Lower mortality results
Other Ops & Hold Co	$(475) – (425)M	• $34M preferred dividend payment	• $11M preferred dividend payment	• $34M preferred dividend payment	• $11M preferred dividend payment
Seasonality of Operating Income (% Contribution to Total Year)		15 – 20%	25 – 30%	23 – 28%	27 – 32%
Known one-time items in 2024		• Severance expenses	–		

[1]2024 outlook represents a point-in-time estimate as of 1/1/2024, based on a number of assumptions, including, but not limited to, 10% alternative investment portfolio returns, 6% equity market returns, other capital market assumptions and assumptions related to underwriting experience and net flows. Accordingly, actual results may differ significantly from the outlook ranges provided. The 2024 outlook does not include the impact of known one-time 2024 items. [2]Risk results defined as group life insurance and disability insurance results. [3]7/1/24 crediting rate reset impact is unknown and will be based on prevailing interest rates and market dynamics.

Lincoln Financial Group
©2024 Lincoln National Corporation
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14©2024 Lincoln National Corporation Investment portfolio High quality and well-diversified portfolio1 The portfolio is well-positioned • Long-term investment strategy is tightly aligned with our liability profile and positioned for various economic cycles – 97% investment grade, the portfolio is up in quality providing flexibility to further add incremental yield – Well positioned to further optimize the portfolio given high-quality portfolio and shift toward shorter duration liabilities • Real estate and banking exposure is conservatively positioned – Commercial real estate exposure is primarily commercial mortgage loans (CMLs), with conservative LTVs2 (45%) and DSCRs3 (2.5x), and minimal near-term maturities – Banking exposure is 5% of invested assets and weighted toward a diverse mix of large, high-quality global banks Alts 3% Basic Industry 2% Capital Goods 5% Communications 3% Consumer Cyclical 4% Consumer Non- Cyclical 11% Energy 2%Banking 5% Other Financials 7% Industrial Other 2% CMLs 15% RMLs 2% Municipal 3% Other 4 5% Structured 14% Technology 4% Transportation 3% Utilities 10% Portfolio allocation by asset class 1Data on slide is as of December 31, 2023. 2Loan to value is abbreviated at LTV. 3Debt service coverage ratio is abbreviated as DSCR. 4Other asset classes primarily include quasi-sovereign, cash/collateral, and UST/agency. Note: All information regarding LNC’s investment portfolio excludes assets related to certain modified coinsurance (“Modco”) and coinsurance with funds withheld transactions. The Modco and funds withheld reinsurance agreements have counterparty protections in place including investment guidelines, as well as additional support including trusts and letters of credit that were established to meet LNC’s risk management objectives. $113B Average A Rated

Commercial mortgage loan portfolio

Conservatively positioned CML portfolio[1]

Overall CML exposure:

- Disciplined portfolio construction delivering consistent loan performance
  - Virtually no credit losses since 2019 or current loan modifications
- Robust surveillance process (e.g. loan level financial review, rent roll analysis, stress testing, etc.)
- Manageable near-term portfolio maturities in 2024 (2%), 2025 (4%) and 2026 (6%)
  - $9M[2] average loan size across 2024-2026 maturity pool
  - $10M[2] average office loan size across 2024-2026 maturity pool
- No direct commercial real estate equity exposure

Office exposure:

- CML office loans reduced by 5% since 2020; $3.3B or 2.9% of total invested assets
  - Stable loan performance; minimal near-term maturities conservatively positioned
- Limited maturities over next couple of years and the loans are high quality, diversified, and conservatively positioned
  - Maturities 2024-25 = <2% of our CML portfolio
    - 2024: $133M with WA DSC 3.6x
    - 2025: $178M with WA DSC 3.5x

Property types



Mixed Use
<1%
Other
5%
Retail
16%
Apartment
33%
$17B
Office
19%
Industrial
27%

Portfolio statistics		
	Total CMLs	**Office**
Invested Asset %	15.1%	2.9%
Avg Loan Size [2]	$12M	$17M
Fixed Rate	100%	100%
Remaining Term	8 Years	8 Years
Debt Service Coverage	2.5x	2.4x
Loan to Value	45%	45%
Occupancy	94%	86%
Credit quality		
CM1	80%	82%
CM2	19%	18%
CM3-7	1%	<1%

[1]Data on slide is as of December 31, 2023. [2]Excludes assets managed by non-LFG third-party managers.

Lincoln Financial Group

©2024 Lincoln National Corporation

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Approximate Fortitude Re impacts at close

On November 17, 2023, we closed our reinsurance transaction with Fortitude Re.

- **Impacts at close** – Under reinsurance accounting, annuity products require the ceded premium to be reflected as contra-revenue in "Insurance premiums." The offset to this expense is reported within the "Benefits" line.
- **Impacts at close and expected impacts for Q1 2024** – This table shows the approximate impacts to operating results in 4Q23 and expected impacts in 1Q24. Due to the transaction closing in mid-November, 4Q impacts are not representative of the expected impacts in future quarters.
- **Non-operating impacts** – At close, we recognized a ~$260M after-tax realized gain related to the sale of securities associated with Fortitude Re. On an ongoing basis, the funds withheld agreement for *MoneyGuard* transfers the economics of the invested assets supporting the agreement to Fortitude Re. An embedded derivative exists on our balance sheet related to this and the change in fair value of that embedded derivative is recognized in net income.

Impacts at close *$M* *(approximate)*	Annuities – Q4 2023			Life – Q4 2023			Other Operations – Q4 2023		
	Reported	Impacts	Adjusted	Reported	Impacts	Adjusted	Reported	Impacts	Adjusted
Insurance premiums	$(1,700)	$(1,731)	$31	$295	-	$295	$(930)	$(932)	$2
Total operating revenues	(525)	(1,731)	1,206	1,667	-	1,667	(884)	(932)	48
Benefits	(1,683)	(1,731)	48	1,083	-	1,083	(918)	(932)	14
Total operating expenses	(846)	(1,731)	885	1,681	-	1,681	(744)	(932)	188
Income (loss) from operations before taxes	$321	-	$321	$(14)	-	$(14)	$(140)	-	$(140)
Federal income tax expense (benefit)	42	-	42	$(8)	-	$(8)	$(35)	-	$(35)
Income (loss) from operations	$279	-	$279	$(6)	-	$(6)	$(105)	-	$(105)

Lincoln Financial Group

©2024 Lincoln National Corporation
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Approximate Fortitude Re impacts at close and expected[1]

Impacts at close and expected impacts for Q1 2024 *$M (approximate)*	Annuities			Life			Other Operations		
	4Q23	1Q24E	Change	4Q23	1Q24E	Change	4Q23	1Q24E	Change
Fee income	$-	$-	$-	$(40)	$(90)	$(50)	$-	$-	$-
Net investment income	(30)	(60)	(30)	(70)	(155)	(85)	(5)	(15)	(10)
Other revenues	20	35	15	5	5	-	-	-	-
Amortization of deferred gain (loss) on business sold through reinsurance	-	-	-	(10)	(10)	-	-	-	-
Total operating revenues	$(10)	$(25)	$(15)	$(115)	$(250)	$(135)	$(5)	$(15)	$(10)
Interest credited	-	-	-	(15)	(25)	(10)	-	-	-
Expenses, net of capitalization	-	-	-	-	(5)	(5)	-	-	-
Benefits	(10)	(20)	(10)	(80)	(190)	(110)	(5)	(15)	(10)
Total operating expenses	$(10)	$(20)	$(10)	$(95)	$(220)	$(125)	$(5)	$(15)	$(10)
Income (loss) from operations before taxes	$-	$(5)	$(5)	$(20)	$(30)	$(10)	$-	$-	$-
Federal income tax expense (benefit)	-	-	-	(5)	(5)	-	-	-	-
Income (loss) from operations	$-	$(5)	$(5)	$(15)	$(25)	$(10)	$-	$-	$-

Lincoln Financial Group

[1]Expected impacts represent approximate rounded amounts. Projected amounts include estimates for net investment income on funds withheld and a fully offsetting amount within other revenues and reductions to net investment income due to the assets transferred to Fortitude Re and the funds withheld portfolio. Differences in these estimates, while not impacting overall earnings impacts, could significantly affect those line items.

©2024 Lincoln National Corporation

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18©2024 Lincoln National Corporation Non-GAAP financial measures appendix

19©2024 Lincoln National Corporation Non-GAAP financial measures Reconciliations of the following non-GAAP financial measures to the most directly comparable GAAP financial measures or calculations of such measures, as applicable, are presented herein beginning on slide 20. Adjusted income (loss) from operations Adjusted income (loss) from operations is GAAP net income excluding the after-tax effects of the following items, as applicable: • Items related to annuity product features, which include changes in market risk benefits (“MRBs”), including gains and losses and benefit payments (“MRB-related impacts”), changes in the fair value of the derivative instruments we hold to hedge guaranteed living benefit (“GLB”) and guaranteed death benefit (“GDB”) riders, net of fee income allocated to support the cost of hedging them, and changes in the fair value of the embedded derivative liabilities of our indexed annuity contracts and the associated index options we hold to hedge them, including collateral expense associated with the hedge program (collectively, “net annuity product features”); • Items related to life insurance product features, which include changes in the fair value of derivatives we hold as part of variable universal life insurance (“VUL”) hedging, changes in reserves resulting from benefit ratio unlocking associated with the impact of capital markets, and changes in the fair value of the embedded derivative liabilities of our indexed universal life insurance (“IUL”) contracts and the associated index options we hold to hedge them (collectively, “net life insurance product features”); • Credit loss-related adjustments on fixed maturity available for sale (“AFS”) securities, mortgage loans on real estate and reinsurance-related assets (“credit loss-related adjustments”); • Changes in the fair value of equity securities, certain derivatives, certain other investments and realized gains (losses) on sales, disposals and impairments of financial assets (collectively, “investment gains (losses)”); • Changes in the fair value of reinsurance-related embedded derivatives, trading securities and mortgage loans on real estate electing the fair value option (“changes in the fair value of reinsurance-related embedded derivatives, trading securities and certain mortgage loans”); • Income (loss) from the initial adoption of new accounting standards, regulations and policy changes; • Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance; • Transaction and integration costs related to mergers and acquisitions, including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; • Gains (losses) on modification or early extinguishment of debt; • Losses from the impairment of intangible assets and gains (losses) on other nonfinancial assets; and • Income (loss) from discontinued operations. Adjusted income (loss) from operations available to common stockholders Adjusted income (loss) from operations available to common stockholders is defined as after-tax adjusted income (loss) from operations less preferred stock dividends and the adjustment for deferred units of LNC stock in our deferred compensation plans. Leverage ratio Leverage ratio is a measure that we use to monitor the level of our debt relative to our total capitalization. Debt used in this metric reflects total debt and preferred stock adjusted for certain items. Total capitalization reflects debt used in the numerator of this ratio and stockholders' equity adjusted for certain items. Adjusted stockholders’ equity Adjusted stockholders’ equity is stockholders’ equity, excluding AOCI, preferred stock, MRB-related impacts and GLB and GDB hedged instruments gains (losses). Free cash flow Free cash flow is holding company cash provided by (used in) operating activities less preferred stock dividends and capital contributions to subsidiaries, plus any excess statutory capital retained by our life insurance subsidiaries after meeting any statutory capital growth requirements, excluding the impact of certain strategic transactions that are accretive to our risk-based capital ratio.

20©2024 Lincoln National Corporation Leverage Ratio Unaudited (millions of dollars) As of 12/31/23 Leverage Ratio Short-term debt $ 250 Long-term debt 5,699 Total debt (1) 5,949 Preferred stock 986 Total debt and preferred stock 6,935 Less: Operating debt (2) 867 25% of capital securities and subordinated notes 302 50% of preferred stock 493 Carrying value of fair value hedges and other items 154 Total numerator $ 5,119 Adjusted stockholders’ equity (3) $ 10,385 Less: Reinsurance-related embedded derivative - Fortitude Re (4) (623) Add: 25% of capital securities and subordinated notes 302 50% of preferred stock 493 Total numerator 5,119 Total denominator $ 16,922 Leverage ratio 30.2% (3) See reconciliation to stockholders’ equity on page 21. (1) Excludes obligations under finance leases and certain financing arrangements of $622 million that are reported in other liabilities on our Consolidated Balance Sheets. (2) We have categorized as operating debt the senior notes issued in October 2007 and June 2010 because the proceeds were used as a long-term structured solution to reduce the strain on increasing statutory reserves associated with secondary guarantee UL and term policies. (4) Adjusts for changes in the fair value of embedded derivative related to the Fortitude Re reinsurance transaction effective in the fourth quarter of 2023.

21©2024 Lincoln National Corporation Reconciliation of Stockholders’ Equity to Adjusted Stockholders’ Equity Unaudited (millions of dollars) As of 12/31/23 Stockholders’ Equity, End-of-Period Stockholders’ equity $ 6,893 Less: Preferred stock 986 AOCI (3,476) Stockholders’ equity, excluding AOCI and preferred stock 9,383 MRB-related impacts 1,083 GLB and GDB hedge instruments gains (losses) (1) (2,085) Adjusted stockholders’ equity $ 10,385 (1) For periods beginning on or after January 1, 2023, gains (losses) on our GLB and GDB hedge instruments are excluded from adjusted stockholders’ equity to align to the updated hedge program.

22©2024 Lincoln National Corporation Free Cash Flow Conversion Ratio Including Reconciliation of Holding Company Net Cash Provided by Operating Activities to Free Cash Flow Unaudited (millions of dollars) For the Year Ended 12/31/23 Holding company net cash provided by operating activities $ 398 Less: Preferred stock dividends 82 Capital contributions to subsidiaries 7 309 Add: Excess capital retained by life insurance subsidiaries, excluding the impact of certain strategic transactions (1) 61 Total free cash flow (total numerator) $ 370 Adjusted income (loss) from operations available to common stockholders (2) 890 Less: One-time items (3) (167) Total denominator $ 1,057 Free cash flow conversion ratio 35% (2) See reconciliation to net income (loss) available to common stockholders on page 23. (1) Represents excess statutory capital retained by our life insurance subsidiaries in 2023 after meeting any statutory capital growth requirements, excluding the impact of certain strategic transactions that are one-time in nature that were accretive to our risk-based capital ratio. (3) Includes the following impacts: Annuities: $11 million DRD true-up, $(12) million assumption review, and $14 million model refinement; Group Protection: $24 million assumption review; Life Insurance: $(156) million assumption review, $(25) million unclaimed property, $(15) million surrender benefit program, and Other Operations: $(11) million legal accrual and $3 million unclaimed property.

23©2024 Lincoln National Corporation Reconciliation of Net Income Available to Common Stockholders’ to Adjusted Income from Operations Available to Common Stockholders’ Unaudited (millions of dollars) 12/31/2023 Net income $ (752) Add: Preferred stock dividends declared (82) Adjustment for deferred units of LNC stock in our deferred compensation plans (1) Net income (loss) available to common stockholders – diluted (835) Less: Net annuity product features, after-tax 52 Net life insurance product features, after-tax (310) Credit loss-related adjustments, after-tax (63) Investment gains (losses), after-tax (744) Changes in the fair value of reinsurance-related embedded derivatives, trading securities and certain mortgage loans, after-tax (1) (633) Transaction and integration costs related to mergers, acquisitions and divestitures, after-tax (2) (27) Total adjustments (1,725) Adjusted income (loss) from operations available to common stockholders $ 890 For the Year Ended (1) Includes primarily changes in the fair value of embedded derivative related to the Fortitude Re reinsurance transaction effective in the fourth quarter of 2023. (2) Includes costs pertaining to the Fortitude Re reinsurance transaction and the planned sale of our wealth management business.